Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media:	Investors:	Media:
Keri P. Mattox	Jonathan Neely	Heather Zoumas Lubeski
(484) 216-7912	(484) 216-6645	(484) 216-6829

Endo International plc Prices Offering of 24,024,025 Ordinary Shares

DUBLIN, June 4, 2015 – Endo International plc (NASDAQ: ENDP) (TSX: ENL) (the “Company” or “Endo”) today announced the upsizing and pricing of its registered offering of ordinary shares (the “Offering”). The size of the Offering has been increased and the Company will issue 24,024,025 ordinary shares at a price of $83.25 per share, for aggregate gross proceeds of approximately $2 billion as compared to $1.75 billion that was previously announced on June 2, 2015. Closing of the Offering is expected to occur on or about June 10, 2015. The Company has also granted to the underwriters of the Offering an option, exercisable for a period of 30 days following the date of the final prospectus supplement, to purchase an additional 3,603,603 ordinary shares. The Company expects to use the net proceeds of the Offering, together with the proceeds of additional indebtedness and cash on hand, to fund the previously announced acquisition of Par Pharmaceutical Holdings, Inc. (“Par”), as well as repayments of indebtedness of Par and certain transaction expenses. The Company intends to use any remaining proceeds for general corporate purposes, including acquisitions and debt repayments. However, the Offering is not conditioned on consummating the Par acquisition. If the Par acquisition is not consummated, the Company plans to use the net proceeds of the Offering for general corporate purposes, including acquisitions and debt repayments.

Goldman, Sachs & Co., J.P. Morgan, Barclays and Deutsche Bank Securities are acting as joint bookrunning managers and as representatives of the underwriters for the offering. In addition, RBC Capital Markets is acting as a bookrunning manager and Citigroup, Morgan Stanley, MUFG, SunTrust Robinson Humphrey and TD Securities are acting as co-managers for the Offering.

A shelf registration statement on Form S-3 was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2015 and is effective. A final prospectus supplement relating to the Offering shall be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, a copy of the Prospectus, when available, may be obtained from the offices of Goldman, Sachs & Co., by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by facsimile: 212-902-9316, by email: prospectus-ny@ny.email.gs.com; or by telephone: 866-471-2526; J.P. Morgan, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 1-866-803-9204; Barclays Capital Inc., Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone: 888-603-5847 or by email: barclaysprospectus@broadridge.com; and Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611 or email: prospectus.cpdg@db.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Endo

Endo International plc is a global specialty pharmaceutical company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded pharmaceutical and generic pharmaceutical products as well as over-the-counter medications through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. These forward-looking statements include the following: Endo’s financing plans and the use of proceeds of the proposed offering, the consummation of the proposed acquisition of Par, and the repayment and redemption of indebtedness of Par. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may” or similar expressions are forward-looking statements. Endo has based these forward-looking statements on its current expectations and projections about the growth of its business, its financial performance and the development of its industry. Because these statements reflect Endo’s current views concerning future events, these forward-looking statements involve risks and uncertainties. There can be no assurance that Endo will be able to complete the proposed Offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the Offering, Endo, Par and Endo’s business are discussed in the documents filed by Endo with securities regulators in the United States and Canada, including under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings, as applicable, with the SEC and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and in the final prospectus supplement relating to the Offering filed with the SEC and as otherwise enumerated herein or therein. The forward-looking statements in this press release are qualified by these risk factors and other important factors. These are important factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

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